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                                                                       Exhibit 1

                           SHARE EXCHANGE AGREEMENT
                                      AND
                            PLAN OF REORGANIZATION


DATED:    July 25, 2000

BETWEEN:  Nova Communications, Ltd., a Nevada corporation
          3830 Del Amo Boulevard
          Torrance, CA 90503                                     "Nova"

AND:      Communications 2000, Inc. a California corporation
          3830 Del Amo Boulevard
          Torrance CA 90503                                      "Comm 2000"

AND:      Kenneth D. Owen
          31-903 Taylors Road
          Thousand Palms, CA 92276                               "Owen"



                                   RECITALS

     A. Nova desires to acquire Ninety Percent (90%) of the issued and outstanding common stock of Comm 2000 as described in this Agreement.

     B. Owen is willing to exchange his shares of Comm 2000 for shares of Nova pursuant to the terms and conditions of this Agreement and with the understanding and intention that the exchange of shares will qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.  The Exchange.
         ------------

         (a)  Common Share Exchange.   Owen will exchange Nine Hundred (900)
              ---------------------
shares of the issued and outstanding common stock of Comm 2000 ("Comm 2000 Shares") for Three Million (3,000,000) shares of common stock of Nova ("Nova Shares").

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         (b)  Procedure. Owen, by executing this Agreement, agrees to surrender
              ---------
the Comm 2000 Shares for exchange pursuant to this Agreement.

     2.  Representations and Warranties of Owen.
         --------------------------------------

         (a) By executing this Agreement, Owen represents and warrants that he owns the Comm 2000 Shares free and clear of any lien, encumbrance or claim of others and may freely transfer, assign and exchange the same.

         (b) Owen represents and warrants that he is exchanging the Comm 2000 Shares for the Nova Shares for investment purposes only, and not with a view to distribute and acknowledges that the Nova Shares will not be registered and only may be sold or transferred pursuant to a registration statement or an exemption from registration under the Securities Act of 1933. Owen acknowledges that the certificate representing the Nova Shares may be issued to him with a legend substantially as follows:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND UNDER ANY APPLICABLE SECURITIES LAWS, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE OR OFFER."

     3.  Representations and Warranties of Nova.
         --------------------------------------

         (a) Nova is a corporation duly organized under the laws of the State of Nevada, validly existing, and authorized to exercise all its corporate powers, rights and privileges.

         (b) Nova has the corporate power and authority to own and operate its properties and to carry on its businesses now conducted.

         (c) Nova has all requisite legal and corporate power to execute and deliver this Agreement.

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          (d) Nova will have at Closing, all required legal and corporate power to issue the Nova Shares called for by this Agreement.

          (e) All corporate actions on the part of Nova necessary for the authorization, execution, delivery and performance of all obligations under this Agreement and for the issuance and delivery of the Nova Securities has been taken, and this Agreement constitutes a valid obligation of Nova.

          (f) Nova is a reporting public corporation within the meaning of the Securities Exchange Act of 1934 and has filed all the reports, required to be filed thereunder, during the previous 12 months.

          (g) The Nova Shares, when sold and delivered in accordance with the terms of this Agreement and for the consideration expressed herein, shall be duly and validly issued, fully paid and non-assessable.

          (h) There is no action, proceeding, or investigation pending or threatening, or any basis therefore known to Nova to question the validity of this Agreement or the accuracy of the representations and warranties contained herein
          (i) The authorized capital stock of Nova consists of 500,000,000 shares of common stock, par value $0.001 per share, of which 17,484,096 shares are issued and outstanding and 10,000,000 shares of preferred stock, par value $0.001 per shares, none of which are outstanding. Except as contemplated in this Agreement, there are no other securities, options, warrants, or other rights to purchase any securities of Nova outstanding. All outstanding securities of Nova are duly and validly issued, fully paid and non-assessable.

     4.   Representations and Warranties of Communications 2000, Inc.
          -----------------------------------------------------------

          (a) Comm 2000 is a corporation duly organized under the laws of the State of California, validly existing and authorized to exercise all its corporate powers, rights and privileges.

          (b) Comm 2000 has the corporate power and authority to own and operate its properties and to carry on its business as now conducted.

          (c) Comm 2000 has all requisite legal and corporate power to execute and deliver this Agreement.

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          (d) All corporate actions on the part of Comm 2000 necessary for the authorization, execution, delivery and performance of all obligations under this Agreement have been taken and this Agreement constitutes a valid obligation of Comm 2000.

          (e) Comm 2000 is not a reporting corporation within the meaning of The Securities Exchange Act of 1934.

          (f) There is no action, proceeding or investigation pending or threatening or any basis thereof known to Comm 2000 to question the validity of this Agreement or the accuracy of the representations and warranties contained herein.

     5.   Closing.
          -------

          Closing shall take place on or about October 1, 2000. Upon receipt of the Agreement executed by all parties or in counterparts and when in possession of the Comm 2000 Shares, Nova may complete the transaction by transferring the Nova Shares to Owen.

     6.   Miscellaneous.
          -------------

          (a) This Agreement may be signed in any number of counterparts, each of which will be considered an original.

          (b) The representations and warranties herein contained will survive Closing.

          (c) This Agreement constitutes the entire agreement between the parties and supersedes any previous agreement between the parties concerning its subject matter.

          (d) This Agreement will be governed by the laws of the State of Nevada.

          (e) Any controversy or claim arising out of, or related to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules of the America Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court have jurisdiction thereof. Comm 2000 hereby submits to the jurisdiction of any local, state or federal court in the United States for purposes of enforcing any judgment described in this section.

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          (f) In any arbitration proceeding initiated under this Agreement, the prevailing party shall be entitled to an award of its reasonable attorneys fees and costs.

     THIS AGREEMENT IS EFFECTIVE AS OF THE DATE FIRST ABOVE WRITTEN.

NOVA COMMUNICATIONS LTD.                 COMMUNICATIONS 2000, INC.

By: /s/  Murray W. Goldenberg            By:  /s/  Kenneth D. Owen



By: /s/  Kenneth D. Owen


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